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                            BY-LAWS
                              OF
            MORGAN STANLEY GOVERNMENT INCOME TRUST
          Amended and Restated as of October 19, 2006
                           ARTICLE I
                          Definitions
  The terms ``Commission,'' ``Declaration,'' ``Distributor,''
``Investment Adviser,'' ``Majority Shareholder Vote,'' ``1940
Act,'' ``Shareholder,'' ``Shares,'' ``Transfer Agent,''
``Trust,'' ``Trust Property,'' and ``Trustees'' have the
respective meanings given them in the Declaration of Trust of
Morgan Stanley Government Income Trust dated November 20, 1987, as amended from time to time.
                          ARTICLE II
                            Offices
  Section 2.1. Principal Office. Until changed by the
Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of
Suffolk.
  Section 2.2. Other Offices. In addition to its principal
office in the Commonwealth of Massachusetts, the Trust may have an office or offices in the City of New York, State of New
York, and at such other places within and without the
Commonwealth as the Trustees may from time to time designate or the business of the Trust may require.
                          ARTICLE III
                     Shareholders' Meetings
  Section 3.1. Place of Meetings. Meetings of Shareholders
shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the
Trustees.
  Section 3.2. Annual Meetings. An annual meeting of
Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held, commencing in 2007, in February of each year, the precise date during February to be fixed by the
Board of Trustees.
  Section 3.3. Special Meetings. Special meetings of
Shareholders of the Trust shall be held whenever called by the
Board of Trustees or the President of the Trust. Special
meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters
proposed to be acted on thereat. The Secretary shall inform
such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Trust of such costs, the Secretary shall give notice
stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.
  Section 3.4. Notice of Meetings. Written or printed notice of every Shareholders' meeting stating the place, date, and
purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such
meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the
Shareholder at his address as it appears on the records of the
Trust.
  Section 3.5. Quorum and Adjournment of Meetings. Except as
otherwise provided by law, by the Declaration or by these By-
Laws, at all meetings of Shareholders, the holders of a
majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders
present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time.
The Shareholders present in person or represented by proxy at any meeting and entitled to vote thereat also shall have the power to adjourn the meeting from time to time if the vote
required to approve or reject any proposal described in the
original notice of such meeting is not obtained (with proxies being voted for or against adjournment consistent with the
votes for and against the proposal for which the required vote has not been obtained). The affirmative vote of the holders of a majority of the Shares then present in person or represented by proxy shall be required to adjourn any meeting. Any
adjourned meeting may be reconvened without further notice or change in record date. At any reconvened meeting at which a
quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.
  Section 3.6. Voting Rights, Proxies. At each meeting of
Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy for each Share of beneficial interest of the Trust and for the
fractional portion of one vote for each fractional Share
entitled to vote so registered in his or her name on the
records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such
meeting. Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as proxy pursuant hereto, the following shall constitute a
valid means by which a Shareholder may grant such authority:
     (i) A Shareholder may execute a writing authorizing
  another person or persons to act for such Shareholder as
  proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee, attorney-in-fact or another agent signing such writing or
  causing such person's signature to be affixed to such
  writing by any reasonable means including, but not limited to, by facsimile or telecopy signature. No written evidence of authority of a Shareholder's authorized officer,
  director, employee, attorney-in-fact or other agent shall be required; and
     (ii) A Shareholder may authorize another person or
  persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or by other means of telephonic, electronic or computer
  transmission to the person who will be the holder of the
  proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such
  transmission, provided that any such telegram or cablegram or other means of telephonic, electronic or computer
  transmission must either set forth or be submitted with
  information from which it can be determined that the
  telegram, cablegram or other transmission was authorized by the Shareholder.
No proxy shall be valid after eleven months from its date,
unless otherwise provided in the proxy. At all meetings of
Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the
validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. In determining whether a telegram, cablegram or other electronic transmission is valid, the chairman or inspector, as the case may be, shall specify the information upon which he or she relied. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or Officers of the Trust. Proxy solicitations may be made in writing or by
using telephonic or other electronic solicitation procedures that include appropriate methods of verifying the identity of the Shareholder and confirming any instructions given thereby.
  Section 3.7. Vote Required. Except as otherwise provided by law, by the Declaration of Trust, or these By-Laws, at each
meeting of Shareholders at which a quorum is present, all
matters shall be decided by Majority Shareholder Vote.
  Section 3.8. Inspectors of Election. In advance of any
meeting of Shareholders, the Trustees may appoint Inspectors of
Election to act at the meeting or any adjournment thereof. If
Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any
Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as
chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and
effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the
chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and
shall execute a certificate of any facts found by them.
  Section 3.9. Inspection of Books and Records. Shareholders
shall have such rights and procedures of inspection of the
books and records of the Trust as are granted to Shareholders under Section 32 of the Business Corporation Law of the
Commonwealth of Massachusetts.
  Section 3.10. Action by Shareholders Without Meeting. Except
as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary
notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the
action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be
treated for all purposes as a vote taken at a meeting of
Shareholders.
  Section 3.11. Presence at Meetings. Presence at meetings of shareholders requires physical attendance by the shareholder or his or her proxy at the meeting site and does not encompass
attendance by telephonic or other electronic means.
                          ARTICLE IV
                            Trustees
  Section 4.1. Meetings of the Trustees. The Trustees may in
their discretion provide for regular or special meetings of the
Trustees. Regular meetings of the Trustees may be held at such time and place as shall be determined from time to time by the
Trustees without further notice. Special meetings of the
Trustees may be called at any time by the President and shall be called by the President or the Secretary upon the written request of any two (2) Trustees.
  Section 4.2. Notice of Special Meetings. Written notice of special meetings of the Trustees, stating the place, date and time thereof, shall be given not less than two (2) days before such meeting to each Trustee, personally, by telegram, by mail, or by leaving such notice at his place of residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage
prepaid, directed to the Trustee at his address as it appears on the records of the Trust. Subject to the provisions of the
1940 Act, notice or waiver of notice need not specify the
purpose of any special meeting.
  Section 4.3. Telephone Meetings. Subject to the provisions of the 1940 Act, any Trustee, or any member or members of any committee designated by the Trustees, may participate in a
meeting of the Trustees, or any such committee, as the case may be, by means of a conference telephone or similar
communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.
  Section 4.4. Quorum, Voting and Adjournment of Meetings. At
all meetings of the Trustees, a majority of the Trustees shall be requisite to and shall constitute a quorum for the
transaction of business. If a quorum is present, the
affirmative vote of a majority of the Trustees present shall be the act of the Trustees, unless the concurrence of a greater proportion is expressly required for such action by law, the
Declaration or these By-Laws. If at any meeting of the Trustees there be less than a quorum present, the Trustees present
thereat may adjourn the meeting from time to time, without
notice other than announcement at the meeting, until a quorum shall have been obtained.
  Section 4.5. Action by Trustees Without Meeting. The
provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a consent in
writing setting forth the action shall be signed by all of the
Trustees entitled to vote upon the action and such written
consent is filed with the minutes of proceedings of the
Trustees.
  Section 4.6. Expenses and Fees. Each Trustee may be allowed expenses, if any, for attendance at each regular or special
meeting of the Trustees, and each Trustee who is not an officer or employee of the Trust or of its investment manager or
underwriter or of any corporate affiliate of any of said
persons shall receive for services rendered as a Trustee of the
Trust such compensation as may be fixed by the Trustees.
Nothing herein contained shall be construed to preclude any
Trustee from serving the Trust in any other capacity and
receiving compensation therefor.
  Section 4.7. Execution of Instruments and Documents and
Signing of Checks and Other Obligations and Transfers. All
instruments, documents and other papers shall be executed in the name and on behalf of the Trust and all checks, notes,
drafts and other obligations for the payment of money by the
Trust shall be signed, and all transfer of securities standing in the name of the Trust shall be executed, by the Chairman, the President, any Vice President or the Treasurer or by any
one or more officers or agents of the Trust as shall be
designated for that purpose by vote of the Trustees;
notwithstanding the above, nothing in this Section 4.7 shall be deemed to preclude the electronic authorization, by designated persons, of the Trust's Custodian (as described herein in
Section 9.1) to transfer assets of the Trust, as provided for herein in Section 9.1.
  Section 4.8. Indemnification of Trustees, Officers,
Employees and Agents. (a) The Trust shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or
proceeding, whether civil, criminal, administrative or
investigative (other than an action by or in the right of the
Trust) by reason of the fact that he is or was a Trustee,
officer, employee, or agent of the Trust. The indemnification shall be against expenses, including attorneys' fees,
judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he
reasonably believed to be in or not opposed to the best
interests of the Trust, and, with respect to any criminal
action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of
itself, create a presumption that the person did not act in
good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
  (b) The Trust shall indemnify any person who was or is a
party or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the
Trust to obtain a judgment or decree in its favor by reason of the fact that he is or was a Trustee, officer, employee, or
agent of the Trust. The indemnification shall be against
expenses, including attorneys' fees actually and reasonably
incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best
interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or
misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that,
despite the adjudication of liability but in view of all
circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such Trustee, officer, employee or agent is not adjudged to be liable by reason of his willful
misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
  (c) To the extent that a Trustee, officer, employee, or
agent of the Trust has been successful on the merits or
otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.
  (d) (1) Unless a court orders otherwise, any indemnification under subsections (a) or (b) of this section may be made by the
Trust only as authorized in the specific case after a
determination that indemnification of the Trustee, officer,
employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
subsections (a) or (b).
     (2) The determination shall be made: By the Trustees, by
  a majority vote of a quorum which consists of Trustees who were not parties to the action, suit or proceeding; or
        (ii)  If the required quorum is not obtainable, or if a
     quorum of disinterested Trustees so directs, by
     independent legal counsel in a written opinion; or
        (iii)  By the Shareholders.
     (3) Notwithstanding any provision of this Section 4.8, no
  person shall be entitled to indemnification for any
  liability, whether or not there is an adjudication of
  liability, arising by reason of willful misfeasance, bad
  faith, gross negligence, or reckless disregard of duties as described in Section 17(h) and (i) of the Investment Company
  Act of 1940 (``disabling conduct''). A person shall be
  deemed not liable by reason of disabling conduct if, either:
        (i)  a final decision on the merits is made by a court
     or other body before whom the proceeding was brought that
     the person to be indemnified (``indemnitee'') was not
     liable by reason of disabling conduct; or
        (ii)  in the absence of such a decision, a reasonable
     determination, based upon a review of the facts, that the
     indemnitee was not liable by reason of disabling conduct,
     is made by either-
           (A) a majority of a quorum of Trustees who are
        neither ``interested persons'' of the Trust, as defined
        in Section 2(a)(19) of the Investment Company Act of
        1940, nor parties to the action, suit or proceeding, or
           (B) an independent legal counsel in a written
        opinion.
  (e) Expenses, including attorneys' fees, incurred by a
Trustee, officer, employee or agent of the Trust in defending a civil or criminal action, suit or proceeding may be paid by the
Trust in advance of the final disposition thereof if:
     (1) authorized in the specific case by the Trustees; and
     (2) the Trust receives an undertaking by or on behalf of
  the Trustee, officer, employee or agent of the Trust to
  repay the advance if it is not ultimately determined that
  such person is entitled to be indemnified by the Trust; and
     (3) either, (i) such person provides a security for his
  undertaking, or
        (i)  the Trust is insured against losses by reason of
     any lawful advances, or
        (ii)  a determination, based on a review of readily
     available facts, that there is reason to believe that
     such person ultimately will be found entitled to
     indemnification, is made by either-
           (A) a majority of a quorum which consists of
        Trustees who are neither ``interested persons'' of the
        Trust, as defined in Section 2(a)(19) of the 1940 Act,
        nor parties to the action, suit or proceeding, or
           (B) an independent legal counsel in a written
        opinion.
  (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person may be entitled under any by-law, agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity
while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee, or agent and
inure to the benefit of the heirs, executors and administrators of such person; provided that no person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable with respect to any claim for indemnity or reimbursement or otherwise.
  (g) The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, in no event will the Trust purchase insurance to indemnify any officer or Trustee against liability for any act for which the Trust itself is not permitted to
indemnify him.
  (h) Nothing contained in this Section shall be construed to protect any Trustee or officer of the Trust against any
liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
                           ARTICLE V
                           Committees
  Section 5.1. Executive and Other Committees. The Trustees,
by resolution adopted by a majority of the Trustees, may
designate an Executive Committee and/or committees, each
committee to consist of two (2) or more of the Trustees of the
Trust and may delegate to such committees, in the intervals
between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in place of such absent member. Each such committee shall keep a record of its proceedings.
  The Executive Committee and any other committee shall fix
its own rules or procedure, but the presence of at least fifty percent (50%) of the members of the whole committee shall in each case be necessary to constitute a quorum of the committee and the affirmative vote of the majority of the members of the committee present at the meeting shall be necessary to take
action.
  All actions of the Executive Committee shall be reported to the Trustees at the meeting thereof next succeeding to the
taking of such action.
  Section 5.2. Advisory Committee. The Trustees may appoint an advisory committee which shall be composed of persons who do not serve the Trust in any other capacity and which shall have advisory functions with respect to the investments of the Trust but which shall have no power to determine that any security or other investment shall be purchased, sold or otherwise disposed of by the Trust. The number of persons constituting any such advisory committee shall be determined from time to time by the
Trustees. The members of any such advisory committee may
receive compensation for their services and may be allowed such fees and expenses for the attendance at meetings as the
Trustees may from time to time determine to be appropriate.
  Section 5.3. Committee Action Without Meeting. The
provisions of these By-Laws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any Committee of the Trustees appointed pursuant to Section 5.1 of these By-Laws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the Committee entitled to vote upon the action and such
written consent is filed with the records of the proceedings of the Committee.
                          ARTICLE VI
                            Officers
  Section 6.1. Executive Officers. The executive officers of the Trust shall be a Chairman, a Principal Executive Officer, a
President, a Chief Financial Officer, one or more Vice
Presidents, a Secretary and a Treasurer. The Chairman shall be selected from among the Trustees but none of the other
executive officers need be a Trustee. Two or more offices,
except those of President and any Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The
executive officers of the Trust shall be elected annually by the Trustees and each executive officer so elected shall hold office until his or her successor is elected and has qualified.

  Section 6.2. Other Officers and Agents. The Trustees may
also elect one or more Assistant Vice Presidents, Assistant
Secretaries and Assistant Treasurers and may elect, or may
delegate to the Chairman the power to appoint, such other
officers and agents as the Trustees shall at any time or from time to time deem advisable.
  Section 6.3. Term and Removal and Vacancies. Each officer of the Trust shall hold office until his or her successor is
elected and has qualified. Any officer or agent of the Trust may be removed by the Trustees whenever, in their judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
  Section 6.4. Compensation of Officers. The compensation of officers and agents of the Trust shall be fixed by the
Trustees, or by the Chairman to the extent provided by the
Trustees with respect to officers appointed by the Chairman.
  Section 6.5. Powers and Duties. All officers and agents of the Trust, as between themselves and the Trust, shall have such authority and perform such duties in the management of the
Trust as may be provided in or pursuant to these By-Laws or, to the extent not so provided, as may be prescribed by the
Trustees; provided that no rights of any third party shall be affected or impaired by any such By-Law or resolution of the
Trustees unless such third party has knowledge thereof.
  Section 6.6. The Chairman.  The Chairman shall preside at
all meetings of the Shareholders and of the Trustees and shall perform such other duties as the Trustees may from time to time prescribe.
  Section 6.7. The President.  The President shall have
general and active management of the business of the Trust. He or she shall see that all orders and resolutions of the Board of Trustees are carried into effect. He or she shall have such other duties as may be prescribed from time to time by the
Board of Trustees. The President shall be authorized to
delegate to one or more Vice Presidents such of his or her
powers and duties at such times and in such manner as he or she may deem advisable.
  Section 6.7.1. The Principal Executive Officer. The
Principal Executive Officer shall be considered the principal executive officer of the Trust for purposes of Section 6 of the
Securities Act of 1933, as amended, and shall have the
responsibility conferred upon the principal executive officer of an issuer under the Sarbanes-Oxley Act of 2002.
  Section 6.8. The Vice Presidents. The Vice Presidents shall be of such number and shall have such titles as may be
determined from time to time by the Trustees. The Vice
President, or, if there shall be more than one, the Vice
Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or
disability of the President, exercise the powers and perform the duties of the President, and shall perform such other
duties as the Trustees or the Chairman may from time to time prescribe.
  Section 6.9. The Assistant Vice Presidents. The Assistant
Vice President, or, if there shall be more than one, the
Assistant Vice Presidents in such order as may be determined from time to time by the Trustees or the Chairman, shall
perform such duties and have such powers as may be assigned
them from time to time by the Trustees or the Chairman.
  Section 6.10. The Secretary. The Secretary shall attend all meetings of the Trustees and all meetings of the Shareholders and record all the proceedings of the meetings of the
Shareholders and of the Trustees in a book to be kept for that purpose, and shall perform like duties for the standing
committees when required. He or she shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Trustees, and shall perform such other duties and have such powers as the Trustees or the Chairman may from time to time prescribe. He or she shall keep in safe custody the seal of the Trust and affix or cause the same to be affixed to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of an
Assistant Secretary.
  Section 6.11. The Assistant Secretaries. The Assistant
Secretary, or, if there shall be more than one, the Assistant
Secretaries in such order as may be determined from time to
time by the Trustees or the Chairman, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.
  Section 6.12. The Treasurer.  The Treasurer shall perform
such duties as the Board of Trustees or the President may from time to time prescribe.
  Section 6.13. The Assistant Treasurers. The Assistant
Treasurer, or, if there shall be more than one, the Assistant
Treasurers in such order as may be determined from time to time by the Trustees or the Chairman, shall, in the absence or
disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees or the Chairman may from time to time prescribe.
  Section 6.14 The Chief Financial Officer.  The Chief
Financial Officer shall keep or cause to be kept full and
accurate accounts of receipts and disbursements in books
belonging to the Trust, and he or she shall render to the
Trustees and the President, whenever any of them require it, an account of his or her transactions as Chief Financial Officer and of the financial condition of the Trust, and he or she
shall perform such other duties as the Trustees or the
President may from time to time prescribe. He or she shall be considered the principal financial officer of the Trust for
purposes of Section 6 of the Securities Act of 1933, as
amended, and shall have the responsibility conferred upon the principal financial officer of an issuer under the Sarbanes-
Oxley Act of 2002.
  Section 6.15 Delegation of Duties. Whenever an officer is
absent or disabled, or whenever for any reason the Trustees may deem it desirable, the Trustees may delegate the powers and
duties of an officer or officers to any other officer or
officers or to any Trustee or Trustees.
                          ARTICLE VII
                  Dividends and Distributions
  Subject to any applicable provisions of law and the
Declaration, dividends and distributions upon the Shares may be declared at such intervals as the Trustees may determine, in cash, in securities or other property, or in Shares, from any sources permitted by law, all as the Trustees shall from time to time determine.
  Inasmuch as the computation of net income and net profits
from the sales of securities or other properties for federal income tax purposes may vary from the computation thereof on the records of the Trust, the Trustees shall have power, in
their discretion, to distribute as income dividends and as
capital gain distributions, respectively, amounts sufficient to enable the Trust to avoid or reduce liability for federal
income taxes.
                         ARTICLE VIII
                    Certificates of Shares
  Section 8.1. Certificates of Shares. Certificates for Shares
of the Trust shall be in such form and of such design as the
Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Trust as they are issued. Each such certificate shall bear a distinguishing
number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Trust by the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the Trust; shall be sealed with the seal; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer
Agent or by a Registrar, the signature of such officers and the seal may be facsimile, printed or engraved. The Trust may, at its option, determine not to issue a certificate or
certificates to evidence Shares owned of record by any
Shareholder.
  In case any officer or officers who shall have signed, or
whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Trust, whether because of death, resignation or otherwise, before such certificate or certificates shall
have been delivered by the Trust, such certificate or
certificates shall, nevertheless, be adopted by the Trust and be issued and delivered as though the person or persons who
signed such certificate or certificates or whose facsimile
signature or signatures shall appear therein had not ceased to be such officer or officers of the Trust.
  No certificate shall be issued for any share until such
share is fully paid.
  Section 8.2. Lost, Stolen, Destroyed and Mutilated
Certificates. The Trustees may direct a new certificate or
certificates to be issued in place of any certificate or
certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their
discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Trust and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new
certificate or certificates, a bond in such sum and of such
type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be
against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.
  ARTICLE IX
                           Custodian
  Section 9.1. Appointment and Duties. The Trust shall at
times employ a bank or trust company having capital, surplus and undivided profits of at least five million dollars
($5,000,000) as custodian with authority as its agent, but
subject to such restrictions, limitations and other
requirements, if any, as may be contained in these By-Laws and the 1940 Act:
     (1) to receive and hold the securities owned by the Trust
  and deliver the same upon written or electronically
  transmitted order;
     (2) to receive and receipt for any moneys due to the
  Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
     (3) to disburse such funds upon orders or vouchers;
all upon such basis of compensation as may be agreed upon
between the Trustees and the custodian. If so directed by a
Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.
  The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and
conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.
  Section 9.2. Central Certificate System. Subject to such
rules, regulations and orders as the Commission may adopt, the
Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities
exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or
otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without
physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.
                           ARTICLE X
                        Waiver of Notice
  Whenever any notice of the time, place or purpose of any
meeting of Shareholders, Trustees, or of any committee is
required to be given in accordance with law or under the
provisions of the Declaration or these By-Laws, a waiver
thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of shareholders, Trustees or committee, as the case may be, in person, shall be deemed equivalent to the giving of such notice to such person.
                          ARTICLE XI
                         Miscellaneous
  Section 11.1. Location of Books and Records. The books and records of the Trust may be kept outside the Commonwealth of
Massachusetts at such place or places as the Trustees may from time to time determine, except as otherwise required by law.
  Section 11.2. Record Date. The Trustees may fix in advance a date as the record date for the purpose of determining the
Shareholders entitled to (i) receive notice of, or to vote at, any meeting of Shareholders, or (ii) receive payment of any
dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. The record date, in any case, shall not be more than one hundred eighty (180) days, and in the case of a meeting of Shareholders not less than ten (10) days, prior to the date on which such meeting is to be held or the date on which such other
particular action requiring determination of Shareholders is to be taken, as the case may be. In the case of a meeting of
Shareholders, the meeting date set forth in the notice to
Shareholders accompanying the proxy statement shall be the date used for purposes of calculating the 180 day or 10 day period, and any adjourned meeting may be reconvened without a change in record date. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated
period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining
Shareholders entitled to notice of a vote at a meeting of
Shareholders, such books shall be closed for at least ten (10)
days immediately preceding the meeting.
  Section 11.3. Seal. The Trustees shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time provide. The seal of the
Trust may be affixed to any document, and the seal and its
attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had
been imprinted and attested manually in the same manner and
with the same effect as if done by a Massachusetts business
corporation under Massachusetts law.
  Section 11.4. Fiscal Year. The fiscal year of the Trust
shall end on such date as the Trustees may by resolution
specify, and the Trustees may by resolution change such date for future fiscal years at any time and from time to time.
  Section 11.5. Orders for Payment of Money. All orders or
instructions for the payment of money of the Trust, and all
notes or other evidences of indebtedness issued in the name of the Trust, shall be signed by such officer or officers or such other person or persons as the Trustees may from time to time designate, or as may be specified in or pursuant to the
agreement between the Trust and the bank or trust company
appointed as Custodian of the securities and funds of the
Trust.
                          ARTICLE XII
              Compliance with Federal Regulations
  The Trustees are hereby empowered to take such action as
they may deem to be necessary, desirable or appropriate so that the Trust is or shall be in compliance with any federal or
state statute, rule or regulation with which compliance by the
Trust is required.
                         ARTICLE XIII
                           Amendments
  These By-Laws may be amended, altered, or repealed, or new
By-Laws may be adopted, (a) by a Majority Shareholder Vote, or
(b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees
shall in no event adopt By-Laws which are in conflict with the
Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.
                          ARTICLE XIV
                      Declaration of Trust
  The Declaration of Trust establishing Morgan Stanley
Government Income Trust, dated November 20, 1987, a copy of
which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts,
provides that the name Morgan Stanley Government Income Trust refers to the Trustees under the Declaration collectively as
Trustees, but not as individuals or personally; and no Trustee,
Shareholder, officer, employee or agent of Morgan Stanley
Government Income Trust shall be held to any personal
liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley
Government Income Trust, but the Trust Estate only shall be
liable.